Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS SECOND QUARTER 2019 RESULTS

•          Quarterly revenue of $602 million

•          Quarterly EPS of $0.24 ($0.36 non-GAAP)

•          Cash flow from operations of $52 million and free cash flow of $47 million

•          Announces site consolidations for operational efficiency improvements

TEMPE, AZ, July 24, 2019 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2019.

	Three Months Ended
	Jun 30,	Mar 31,	Jun 30,
In millions, except EPS	2019	2019	2018
Sales	$602	$603	$661
Net income	$9	$14	$11
Net income – non-GAAP(1)	$14	$13	$14
Diluted EPS	$0.24	$0.34	$0.23
Diluted EPS – non-GAAP(1)	$0.36	$0.33	$0.30

Operating margin	2.0%	2.7%	2.2%
Operating margin – non-GAAP(1)	3.1%	2.9%	2.7%

(1)  A reconciliation of GAAP and non-GAAP results is included below.

Jeff Benck, Benchmark's President and CEO stated, “We delivered solid results in the quarter reflecting both year-over-year and sequential non-GAAP operating margin growth.  More importantly, non-GAAP gross margins were over 10% excluding our legacy computing contract revenue, which reflects the potential leverage in our model with an improving portfolio.  We also refined our strategic priorities for the coming year and we made progress on these initiatives in the quarter.”

Benck continued, “I am excited about the recent executive leadership additions of our Chief Revenue Officer, Rob Crawford and Chief Human Resources Officer, Rhonda Turner.  Their broad experience and previous accomplishments position them both to meaningfully contribute to the next phase of growth for Benchmark.  After visiting most of our sites, and engagement with many of our large customers since I joined in March, I am even more energized about our future opportunities and the incremental value we can bring to our customers as an innovation conduit and strategic partner.”

Cash Conversion Cycle

	Jun 30,	Mar 31,	Jun 30,
	2019	2019	2018

Accounts receivable days	54	61	61
Contract asset days	23	23	20
Inventory days	52	52	47
Accounts payable days	(61)	(61)	(57)
Customer deposits	(3)	(3)	(2)
	65	72	69

Second Quarter 2019 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) was as follows.

	Jun 30,		Mar 31,		Jun 30,
Higher-Value Markets	2019		2019		2018
Industrials	$115	19%	$116	20%	$118	18%
A&D	107	18	104	17	100	15
Medical	114	19	103	17	97	15
Semi-Cap	63	10	66	11	106	16
	$399	66%	$389	65%	$421	64%

	Jun 30,		Mar 31,		Jun 30,
Traditional Markets	2019		2019		2018
Computing	$133	22%	$124	21%	$161	24%
Telecommunications	70	12	90	14	79	12
	$203	34%	$214	35%	$240	36%
Total	$602	100%	$603	100%	$661	100%

Overall, higher‐value markets were down 5% year‐over‐year from softer demand in Semi-Cap, despite year-over-year growth in Medical and A&D.  Traditional market revenues were down 15% year-over-year primarily from legacy Computing revenues.

Second Quarter 2019 Bookings Update

•          New program bookings of approximately $130 million of projected annualized revenue

•          25 engineering awards supporting early engagement opportunities

•          28 manufacturing wins across all market sectors

Third Quarter 2019 Outlook

•          Revenue between $525 - $555 million

•          Diluted GAAP earnings per share between $0.21 - $0.24

•          Diluted non-GAAP earnings per share between $0.33 - $0.39 (excluding restructuring charges and other costs and amortization of intangibles)

Third quarter guidance reflects the substantial completion of a long standing legacy computing contract in the second quarter and continued muted recovery in the semi-cap sector.  Additionally, we have elected to close manufacturing operations at our San Jose, California and Guaymas, Mexico sites with customer transitions expected into other locations in the Benchmark network by mid 2020.  Restructuring charges associated with these consolidations are expected to range between $1 million to $2 million in the third quarter.

Second Quarter 2019 Results Conference Call Details

A conference call hosted by Benchmark management will be held today at 5:00 p.m. Eastern Time to discuss the Company’s financial results and outlook.  This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle; leading through its innovative technology and engineering design services; leveraging its optimized global supply chain; and delivering world-class manufacturing services in the following industries: aerospace and defense (A&D), medical, complex industrials, semiconductor capital equipment (Semi-Cap), next-generation telecommunications and advanced computing.  Benchmark’s global operations network includes facilities in seven countries and common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

623-300-7052 or lisa.weeks@bench.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts.  Forward-looking statements include, among other things: guidance for 2019 results; projected annual revenues resulting from new program bookings; statements, express or implied, concerning future operating results or margins, the ability to generate sales and income or cash flow; and Benchmark’s business and growth strategies and expected growth and performance.  Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to operations, markets and the business environment generally.

If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Readers are advised to consult further disclosures on these risks and uncertainties, particularly in Item 1A, “Risk Factors”, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent filings with the Securities and Exchange Commission.  All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and it assumes no obligation to update them.

Non-GAAP Financial Measures

This document includes certain financial measures that exclude items and therefore are not in accordance with U.S. generally accepted accounting principles (“GAAP”).  A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the following tables attached to this document.  Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends.  Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance.  The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies.  Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity.  Readers should consider the types of events and transactions for which adjustments have been made.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended			Six Months Ended
	Jun, 30	Mar 31,	Jun, 30	Jun, 30
	2019	2019	2018	2019	2018

Income from operations (GAAP)	$11,941	$16,087	$14,349	$28,028	$32,316
Restructuring charges and other costs	3,414	1,576	1,758	4,990	3,993
Settlement	773	-	-	773	-
Customer recovery	(16)	(2,742)	(330)	(2,758)	(671)
Amortization of intangible assets	2,361	2,367	2,367	4,728	4,733
Non-GAAP income from operations	$18,473	$17,288	$18,144	$35,761	$40,371

Gross Profit (GAAP)	$52,998	$53,800	$54,299	$106,798	$112,617
Settlement	773	-	-	773	-
Customer recovery	(16)	(1,024)	(330)	(1,040)	(671)
Non-GAAP gross profit	$53,755	$52,776	$53,969	$106,531	$111,946

Net income (loss) (GAAP)	$9,447	$13,773	$10,943	$23,220	$(12,698)
Restructuring charges and other costs	3,414	1,576	1,758	4,990	3,993
Customer recovery	(16)	(2,742)	(330)	(2,758)	(671)
Amortization of intangible assets	2,361	2,367	2,367	4,728	4,733
Settlements	(330)	(1,836)	-	(2,166)	-
Income tax adjustments(1)	(1,039)	206	(811)	(833)	(1,629)
Tax Cuts and Jobs Act(2)	-	-	423	-	40,537
Non-GAAP net income	$13,837	$13,344	$14,350	$27,181	$34,265

Diluted earnings (loss) per share:
Diluted (GAAP)	$0.24	$0.34	$0.23	$0.58	$(0.26)
Diluted (Non-GAAP)	$0.36	$0.33	$0.30	$0.68	$0.71

Weighted-average number of shares used in
calculating diluted earnings (loss) per share:
Diluted (GAAP)	38,583	40,853	47,631	39,843	47,981
Diluted (Non-GAAP)	38,583	40,853	47,631	39,843	48,314

(1)               This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.

(2)               This amount represents the impact of repatriating foreign earnings from our foreign jurisdictions to the U.S., offset by available U.S. foreign tax credits, and a non-recurring tax true-up benefit as a result of finalizing our federal and state income tax accounting for the U.S. transitions toll tax from the 2017 Tax Cuts and Jobs Act.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Sales	$601,602	$660,591	$1,204,422	$1,268,727
Cost of sales	548,604	606,292	1,097,624	1,156,110
Gross profit	52,998	54,299	106,798	112,617
Selling, general and administrative expenses	35,282	35,825	69,052	71,575
Amortization of intangible assets	2,361	2,367	4,728	4,733
Restructuring charges and other costs	3,414	1,758	4,990	3,993
Income from operations	11,941	14,349	28,028	32,316
Interest expense	(1,718)	(2,293)	(3,327)	(4,721)
Interest income	1,053	1,645	2,350	3,578
Other income (expense), net	808	(355)	2,412	(312)
Income before income taxes	12,084	13,346	29,463	30,861
Income tax expense	2,637	2,403	6,243	43,559
Net income (loss)	$9,447	$10,943	$23,220	$(12,698)

Earnings (loss) per share:
Basic	$0.25	$0.23	$0.59	$(0.26)
Diluted	$0.24	$0.23	$0.58	$(0.26)

Weighted-average number of shares used in calculating
earnings (loss) per share:
Basic	38,426	47,451	39,522	47,981
Diluted	38,583	47,631	39,843	47,981

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(UNAUDITED)
(in thousands)
	June 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$396,613	$458,102
Accounts receivable, net	362,881	468,161
Contract assets	155,546	140,082
Inventories	316,237	309,975
Other current assets	26,533	27,230
Total current assets	1,257,810	1,403,550
Property, plant and equipment, net	202,665	210,954
Operating lease right-of-use assets	83,985	-
Goodwill and other, net	283,418	285,279
Total assets	$1,827,878	$1,899,783

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and finance lease obligations	$8,744	$6,793
Accounts payable	372,106	422,053
Accrued liabilities	106,810	108,313
Total current liabilities	487,660	537,159
Long-term debt and finance lease obligations, less current installments	143,115	147,277
Operating lease liabilities	73,878	-
Other long-term liabilities	78,175	83,122
Shareholders’ equity	1,045,050	1,132,225
Total liabilities and shareholders’ equity	$1,827,878	$1,899,783

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(in thousands)
(UNAUDITED)

	Six Months Ended
	June 30,
	2019	2018

Cash flows from operating activities:
Net income (loss)	$23,220	$(12,698)
Depreciation and amortization	24,125	25,083
Stock-based compensation expense	5,720	5,405
Accounts receivable, net	106,749	(8,980)
Contract assets	(15,464)	(1,735)
Inventories	(6,327)	(52,063)
Accounts payable	(49,428)	23,103
Other changes in working capital and other, net	(19,823)	5,703
Net cash provided by (used in) operations	68,772	(16,182)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(15,495)	(38,363)
Other investing activities, net	49	(2,201)
Net cash used in investing activities	(15,446)	(40,564)

Cash flows from financing activities:
Share repurchases	(100,039)	(65,868)
Equity forward contract related to accelerated share repurchase	-	(10,000)
Net debt activity	(2,441)	(9,121)
Other financing activities, net	(12,628)	(4,530)
Net cash used in financing activities	(115,108)	(89,519)

Effect of exchange rate changes	293	(642)
Net decrease in cash and cash equivalents	(61,489)	(146,907)
Cash and cash equivalents at beginning of year	458,102	742,546
Cash and cash equivalents at end of period	$396,613	$595,639